EXHIBIT 99.1

PRESS RELEASE
Contact:	Robert E. Wheaton President, CEO Star Buffet, Inc. (480) 425-0397

FOR IMMEDIATE RELEASE:  Thursday, January 20, 2011

STAR BUFFET, INC. FILES FORM 8-K
REGARDING COMPLIANCE WITH NASDAQ LISTING RULES

SCOTTSDALE, AZ – January 20, 2011 – Star Buffet, Inc. (Nasdaq: STRZ) today filed a Form 8-K with the Securities and Exchange Commission regarding a letter received from the Nasdaq Stock Market (‘Nasdaq”) on January 13, 2011.  In the letter, Nasdaq stated that the Market Value of Publicly Held Shares of the Company's common stock had been below the minimum market value $1 million for the last 30 consecutive business days and the Company therefore is not in compliance with the Market Value of Publicly Held Shares for Continued Listing set forth in Marketplace Rule 5810(b).  The notification of noncompliance has no immediate effect on the listing or trading of the Company's common stock on the Nasdaq Capital Market.

The Company has been provided 180 calendar days, or until July 12, 2011, to regain compliance with the minimum market value requirement.  To regain compliance, the Market Value of Publicly Held Shares of the Company's common stock must meet or exceed $1 million for at minimum of ten consecutive business days during the 180-day grace period.

About Star Buffet

Star Buffet is a multiconcept restaurant operator.  As of January 20, 2010, Star Buffet, through its subsidiaries, operates seven 4B’s restaurants, five JB’s restaurants, five Barnhill’s Buffet restaurants, four franchised HomeTown Buffets, three K-BOB’S Steakhouses, two Casa Bonita Mexican theme restaurants, two Whistle Junction restaurants, one BuddyFreddys restaurant, one Western Sizzlin restaurant, one Holiday House restaurant, one JJ North’s Grand Buffet, one Pecos Diamond Steakhouse and one Bar-H Steakhouse.

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